FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) September 20, 2010

WESTMOUNTAIN INDEX ADVISOR, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-53028	26-1315498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 North College Ave, Suite 200, Fort Collins, Colorado 80524
 (Address of principal executive offices including zip code)

(970) 530-0325
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to West Mountain Index Advisor, Inc.

Item 8.01 Other Events

On September 17, 2010, we executed a non-binding term sheet with Terra Mining Corporation (TMC), a private British of Columbia, Canada corporation, whereby we would acquire TMC in a reverse merger transaction.  Upon closing the transaction, we would issue a total number of common shares to the TMC shareholders in exchange for all of their ownership interest in TMC such that our current shareholders will own approximately 15% of the combined company before further fundraising.

Upon the closing of the merger, the officers of TMC would become our officers and our board of directors would consist of five members, two to be designated by TMC, one to be designated by our shareholders, and two to be designated jointly by TMC and our shareholders.

The closing of this transaction is subject to certain contingencies including satisfactory due diligence by us and TMC, audited financial statements from TMC and the execution of a two year share lockup agreements by major TMC shareholders.

TMC is an exploration and development company that explores, acquires and develops advanced staged precious metal properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEPTEMBER 20, 2010	WEST MOUNTAIN INDEX ADVISOR, INC.,

	By:	/s/ Brian L. Klemsz,
Brian L. Klemsz, President, Chief Executive Officer,Chief Financial Officer and Director (Principal Executive, Accounting and Financial Officer)